EXHIBIT 21

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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                             OWNED BY              STATE OF
           NAME                        PARENT                 PARENT             INCORPORATION
           ----                        ------                 ------             -------------

Central Jersey Savings       Central Jersey Financial              100%           New Jersey
Bank, SLA                    Corporation


The Old Reliable             Central Jersey Savings                100%           New Jersey
Corporation                  Bank, SLA


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